Exhibit 4.1
FIRST AMENDMENT TO
AMENDED AND RESTATED PREFERRED SHARE RIGHTS AGREEMENT
     This First Amendment to Amended and Restated Preferred Share Rights Agreement (this “Amendment”), is made and entered into as of August 17, 2010, by and between Phoenix Technologies Ltd., a Delaware corporation (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agent”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Amended and Restated Preferred Shares Rights Agreement, by and between the Company and the Rights Agent, dated as of October 21, 2009 (the “Rights Agreement”).
     WHEREAS, Section 27 of the Rights Agreement provides that prior to the occurrence of a Distribution Date, the Company may supplement or amend the Rights Agreement in any respect without the approval of any holders of Rights;
     WHEREAS, the Distribution Date has not yet occurred;
     WHEREAS, the Board of Directors of the Company has determined to amend the Rights Agreement in certain respects;
     NOW THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:
1. Amendment of the Rights Agreement. The Rights Agreement is hereby amended as follows:
     (a) Section 1 of the Rights Agreement is hereby amended by inserting the following subsections at the end of such Section 1:
“(qq) “Merger” shall have the meaning set forth in the Merger Agreement.
(rr) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of August 17, 2010, by and among the Company, Pharaoh Acquisition Corp., a Delaware corporation (“Parent”), and Pharaoh Merger Sub Corp., a Delaware corporation (“Merger Sub”), as it may be amended from time to time.”
(ss) “Voting Agreement” shall mean the Voting Agreement, dated as of August 17, 2010, by and between Parent and Ramius, LLC.”
     (b) Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentences at the end of such Section 1(a):

Notwithstanding anything in this Section 1(a) to the contrary, neither Parent, Merger Sub nor any of their respective Affiliates (as defined in the Merger Agreement) (collectively, the “Parent Group”) shall be, or shall be deemed to be, an Acquiring Person by virtue of or as a result of (A) the execution and delivery of the Merger Agreement, the Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement or the Voting Agreement; (B) the announcement of the Merger Agreement, the Voting Agreement or the Merger; (C) the consummation of the Merger; or (D) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement. Each event described in subclauses (A), (B), (C) and (D) is referred to herein as an “Exempted Transaction.”
     (c) Section 1(d) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(d):
“Notwithstanding anything in this Section 1(d) to the contrary, the Parent Group shall not be deemed to be a Beneficial Owner of, or to beneficially own, any securities solely by virtue of or as a result of any Exempted Transaction.”
     (d) Section 1(l) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(l):
“Notwithstanding anything in this Section 1(l) to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction.”
     (e) Section 1(q) of the Rights Agreement is hereby amended to read in its entirety as follows:
“(q) “Expiration Date” shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which the Board of Directors orders the exchange of the Rights as provided in Section 24 hereof, and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement), but only if such Effective Time shall occur.”
     (f) Section 1(ii) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(ii):

“Notwithstanding anything in this Section 1(ii) to the contrary, a Shares Acquisition Date shall not be deemed to have occurred by virtue of or as a result of the public announcement of any Exempted Transaction.”
     (g) Section 1(pp) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(pp):
“Notwithstanding anything in this Section 1(pp) to the contrary, a Triggering Event shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction.”
     (h) The Rights Agreement is hereby amended by adding a new Section 36 to the end of the Rights Agreement, which new Section 36 shall read in its entirety as follows:
“Section 36. TERMINATION. On the earlier of (i) the Final Expiration Date and (ii) immediately prior to the Effective Time, but only if such Effective Time shall occur, (a) this Agreement shall be terminated and be without any further force or effect, (b) none of the parties to this Agreement will have any rights, obligations or liabilities thereunder and (c) the holders of the Rights shall not be entitled to any benefits, rights or other interests under this Agreement, including, without limitation, the right to purchase or otherwise acquire Preferred Shares or any other securities of the Company. Notwithstanding the foregoing, Section 18 hereof shall survive the termination of this Agreement. The Company will notify in writing the Rights Agent of the Effective Time promptly thereafter. The Rights Agent will not be deemed to have knowledge of the Effective Time unless and until it has received such written notice.”
2. Direction to Rights Agent. The Company hereby directs the Rights Agent in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment.
3. Certification of Appropriate Officer. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to the Rights Agent that (a) he is an ‘officer’ of the Company as such term is used in Section 27 of the Rights Agreement, and (b) this Amendment is in compliance with Section 27 of the Rights Agreement.
4. Remaining Terms. All other provisions of the Rights Agreement that are not expressly amended hereby shall continue in full force and effect.
5. Defined Terms. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used but not defined herein shall have the meanings assigned to them in the Rights Agreement.

6. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware.
7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
8. Title and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.
9. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Amendment to Rights Agreement as of the date first above written.

COMPANY: PHOENIX TECHNOLOGIES LTD.
By:	/s/ Timothy C. Chu
	Name:	Timothy C. Chu
	Title:	VP, General Counsel and Secretary

RIGHTS AGENT: COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Michael Lang
	Name:	Michael Lang
	Title:	Senior Vice President